Exhibit 99.1

NOTICE OF GENERAL MEETING OF STOCKHOLDERS

To be held on March 7, 2022

To the Stockholders of TransparentBusiness, Inc.:

A General Meeting of Stockholders (“Meeting”) of TransparentBusiness, Inc., a Delaware corporation (the “Company” or “TransparentBusiness”), will be held virtually via Zoom webinar, at this link, on March 7, 2022, from 11:00 a.m. to 12:30 p.m., Eastern Time. At the Meeting, the Company’s management will present to the stockholders:

1.	A presentation and discussion of the Company’s results of operations and financial results for the year ended December 31, 2021; and

2.	A presentation and discussion the Company strategy and plans for 2022, including a discussion of the Company’s new cryptocurrency initiative, UniCoin; and

3.	The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

The meeting may be adjourned from time to time by the chairwoman of the meeting or the holders of a majority of the voting power of the issued and outstanding stock present in person or represented by proxy. At any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders, unless required by applicable law or the Bylaws of the Company.

Stockholders of record of shares of our common stock at the close of business on February 23, 2022 are entitled to notice of, and to vote (if applicable) at the Meeting.

All stockholders are cordially invited to attend the meeting. Your presence and input are very important to us.

/s/ Alex Konanykhin
Alex Konanykhin, Chief Executive Officer

Wilmington, Delaware

February 24, 2022

Attending the TransparentBusiness, Inc.

Meeting of Stockholders

March 7, 2022

You are invited to a Zoom webinar.

When: Mar 7, 2022 11:00 AM Eastern Time (US and Canada)

Topic: TransparentBusiness, Inc. - General Meeting of Shareholders

Please click the link below to join the webinar:

https://us02web.zoom.us/j/81499018676?pwd=czZOMi9nUkM1QXNHNlIvM29jd2RuZz09

Passcode: 081902

Or One tap mobile :

US: +13126266799,,81499018676# or +16465588656,,81499018676#

Or Telephone:

Dial(for higher quality, dial a number based on your current location):

US: +1 312 626 6799 or +1 646 558 8656 or +1 301 715 8592 or +1 346 248 7799 or +1 669 900 6833 or +1 253 215 8782

Webinar ID: 814 9901 8676

International numbers available: https://us02web.zoom.us/u/knusqdDlQ